UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of report (Date of earliest event reported): May 15, 2008 (May 13, 2008)

JDS UNIPHASE CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-22874	94-2579683
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

430 North McCarthy Boulevard, Milpitas, CA	95035
(Address of Principal Executive Offices)	(Zip Code)

(408) 546-5000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Reporting)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(e) On May 13, 2008 the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of JDS Uniphase Corporation (the “Company”) set the annual base salary for Mr. David Vellequette, Executive Vice President and Chief Financial Officer, who was a named executive officer of the Company for the Company’s fiscal year ending June 30, 2007 (“FY 2007”), at $405,000, effective as of May 25, 2008.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 14, 2008, the Bylaws of the Company were amended and restated (the “Amended and Restated Bylaws”) to clarify that the advance notice provisions of Article II, Sections 9 and 10 apply to all stockholder nominations and proposals.

A copy of the Amended and Restated Bylaws incorporating this change is attached hereto as Exhibit 3.5 and is incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure.

On May 15, 2008, the Company issued a press release announcing that its Board has authorized the commencement of a stock repurchase program under which the Company may purchase shares of its common stock worth up to an aggregate purchase price of $200 million. Additional details regarding the program are contained in the press release, which is furnished as Exhibit 99.1 to this report.

The information in this Item 7.01 of this Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section. The information in this Item 7.01 of this Form 8-K also shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.5	Amended and Restated Bylaws of JDS Uniphase Corporation, effective as of May 14, 2008.

99.1	Press release entitled “JDSU Announces $200 Million Common Stock Repurchase Program” dated May 15, 2008.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JDS Uniphase Corporation

By:	/s/ Christopher S. Dewees
Christopher S. Dewees Senior Vice President, Corporate
Development, and Chief Legal Officer

May 15, 2008